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                                                                      EXHIBIT 11

                  DECISIONONE HOLDINGS CORP. AND SUBSIDIARIES
                 (UNAUDITED) COMPUTATION OF EARNINGS PER SHARE
                   (IN THOUSANDS, EXCEPT EARNINGS PER SHARE)

                                                                     THREE MONTHS                  SIX MONTHS
                                                                  ENDED DECEMBER 31,           ENDED DECEMBER 31,
                                                                --------------------------   ---------------------------
                                                                    1996            1995          1996           1995
                                                                -----------     ----------   -------------   -----------
 Net Income                                                         $4,954           $638        $10,409         $5,024
                                                                 =========      =========      =========     ==========

 Primary Income Per Share:

   Weighted average number of common shares:

     Shares outstanding, beginning of period                        27,468          8,936         27,340          8,936
     Average number of shares related to common
         stock equivalents                                           2,097          1,872          2,549          1,989

     Average number of shares issued for
         employee stock options exercised                              188             97            170             49

     Shares related to SAB 83                                                       1,046                         1,046
     Shares from automatic conversion of redeemable
        preferred stock related to SAB 64                                          11,272                        11,272
                                                                 ---------      ---------     ----------      ---------

          Total weighted average common
            and common equivalent shares outstanding                29,753         23,223         30,059         23,292
                                                                 =========      =========     ==========      =========

 Net income per common share                                         $0.17          $0.03          $0.35          $0.22
                                                                 =========      =========     ==========      =========


 Fully Diluted Income Per Share:

   Weighted average number of common shares:

       Shares outstanding, beginning of period                      27,468          8,936         27,340          8,936
       Average number of shares related to common
          stock equivalents                                          2,367          1,922          2,508          2,039
       Average number of shares issued for
          employee stock options exercised                             188             97            170             49
     Shares related to SAB 83                                                       1,046                         1,046
     Shares from automatic conversion of redeemable
        preferred stock related to SAB 64                                          11,272                        11,272
                                                                ----------      ---------      ---------      ---------
          Total weighted average common
            and common equivalent shares outstanding                30,023         23,273         30,018         23,342
                                                                ==========      =========      =========      =========


 Net income per common share                                         $0.17          $0.03          $0.35          $0.22
                                                                ==========      =========      =========      =========

Note to Exhibit:

Fully diluted earnings per share calculation is presented in accordance with Regulation S-K item 601 (b)(11), although not required by Paragraph 40 of Accounting Principles Board Opinion No. 15 because it is either anti-dilutive, or results in additional dilution of less than 3%, for the periods presented.